UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of registrant in its charter)

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Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02  Termination of a Material Definitive Agreement

As previously disclosed on Form 8-K filed May 30, 2012, the Company entered into an Asset Purchase Agreement  (the “Oscar Agreement”) to acquire substantially all of the assets of Wings 27, LLC, Wings on Mayfair, LLC, Wings in West Allis, LLC, Wings on Water, LLC, Wings on State, LLC, Oscar New Berlin, LLC, Wings on Monona, LLC, Wings East Town, LLC, and Wings Fitchburg, LLC, each of which is a Wisconsin limited liability company (collectively, the “Oscar Sellers”).   The assets were to consist primarily of nine Buffalo Wild Wings restaurants operating in Wisconsin (the “Oscar Restaurants”).   The acquisition of the Oscar Restaurants contemplated by the Oscar Agreement was subject to a right of first refusal in favor of Buffalo Wild Wings International, Inc. (the “Franchisor”).  On July 5, 2012, the Franchisor notified the Oscar Sellers and Company of its intent to exercise its right of first refusal.  As such, the Oscar Agreement has been effectively terminated with the exception of certain post-closing obligations owing to the Company.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: July 11, 2012	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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